SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2009

Zhaoheng Hydropower Company
(Exact name of registrant as specified in its charter)

Nevada	000-52786	41-1484782
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

F/19, Unit A, JingFengCheng Building
5015 Shennan Road, Shenzhen PRC 518025

(Address of principal executive offices and Zip
Code)

Registrant’s telephone number, including area code:  (011-86) 755-8207-0966

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2009, Zhaoheng Hydropower Company (the “Company”) and Zhaoheng Investment Limited, a British Virgin Islands corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), entered into a Plan of Merger (the “Merger Agreement”). Under the terms of the Merger Agreement, all outstanding shares of Common Stock, par value $0.001, of the Company will be exchanged for the shares of Merger Sub’s Common Stock, $0.01 par value, and Merger Sub will assume all debts, restrictions, duties, obligations and liabilities of the Company.

After the consummation of the merger, the Company will become a “foreign private issue” as that term is defined in Rule 3b-4 of the Securities and Exchange Act of 1934, as amended. The consummation of the merger is subject to certain closing conditions, including but not limited to the approval of the merger by the British Virgin Islands registrar.

The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement which is filed herewith as Exhibit 2.1 and incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

2.1	Plan of Merger by and among Zhaoheng Hydropower Company and Zhaoheng Investment Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    May 18, 2009

ZHAOHENG HYDROPOWER COMPANY

By:	/s/ Guosheng Xu
Name: Guosheng Xu
Title: Chief Executive Officer